Exhibit 23.3

TBPE REGISTERED ENGINEERING FIRM F-1580	FAX (713) 651-0849
1100 LOUISIANA STREET SUITE 4600 HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, Ryder Scott Company, L.P. hereby consents to the incorporation by reference in the Registration Statement (Form S-8 No. 333-193531) of EP Energy Corporation of the reference to us and our report under the captions “Part I. Business — Oil and Natural Gas Properties” and “Part II. Item 8. Financial Statements and Supplementary Data — Supplemental Oil and Natural Gas Operations (Unaudited)” and the inclusion of our reserve report as Exhibit 99.1 in the Annual Report on Form 10-K of EP Energy Corporation for the year ended December 31, 2013.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

February 27, 2014

SUITE 600, 1015 4TH STREET, S.W. CALGARY, ALBERTA T2R 1J4	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550 DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258